Exhibit 10.3

Execution Version

AMENDMENT NO. 2, dated as of May 13, 2020 (this “Amendment”), to the NAC FOUNDER SUPPORT AGREEMENT, dated as of January 5, 2020 (as amended by that certain Amendment No. 1, dated as of March 18, 2020, the “Agreement”), by and among Nebula Acquisition Corp., a Delaware corporation (“NAC”), Nebula Parent Corp., a Delaware corporation, Open Lending, LLC, a Texas limited liability company, and each of the stockholders of NAC whose names appear on the signature pages of the Agreement. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendments the Agreement.

(A).	Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5. Earn-Out Consideration.

(a) The Sponsor, the Company and NAC hereby agree that following the Closing, in addition to the consideration to be received pursuant to the BCA, ParentCo shall be required to issue to the Sponsor additional ParentCo Common Shares as follows:

(i) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the second anniversary of the Closing (the “First Deadline”) the VWAP is greater than or equal to Twelve Dollars ($12.00) over any twenty (20) trading days within any thirty (30) trading day period (the “First Earn-Out Target”) (such 625,000 ParentCo Common Shares, the “First Level Earn-Out Consideration”).

(ii) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the date that is thirty (30) months after Closing (the “Second Deadline”) the VWAP is greater than or equal to Fourteen Dollars ($14.00) over any twenty (20) trading days within any thirty (30) trading day period (the “Second Earn-Out Target”, and, together with the First Earn-Out Target, the “Earn-Out Targets”) (such 625,000 ParentCo Common Shares, the “Second Level Earn-Out Consideration” and together with the First Level Earn-Out Consideration, the “Earn-Out Consideration”). For the avoidance of doubt, each of the First Level Earn-Out Consideration and Second Level Earn-Out Consideration is issuable only once in accordance with the terms of this Section 5(a) and the maximum amount of Earn-Out Consideration is 1,250,000 ParentCo Common Shares, in the aggregate.

(b) If any of the Earn-Out Targets set forth in Section 5(a) shall have been achieved, within five (5) Business Days following the achievement of the applicable Earn-Out Target, ParentCo shall issue the applicable Earn-Out Consideration to the Sponsor.

(c) If a Change of Control of ParentCo occurs (i) prior to the First Deadline, then the full Earn-Out Consideration issuable pursuant to Section 5(a) that remains unissued as of immediately prior to the consummation of such Change of Control shall immediately vest and the Sponsor shall be entitled to receive such Earn-Out Consideration prior to the consummation of such Change of Control and (ii) after the First Deadline but prior to the Second Deadline, then the Second Level Earn-Out Consideration issuable pursuant to Section 5(a) that remains unissued as of immediately prior to the consummation of such Change of Control shall immediately vest and the Sponsor shall be entitled to receive such Second Level Earn-Out Consideration prior to the consummation of such Change of Control. By way of example, if a Change of Control of ParentCo shall occur after the First Deadline and before the Second Deadline, such Change of Control shall cause the Second Level Earn-Out Consideration to vest and be payable by Parentco and the First Level Earn-Out Consideration (if not previously paid) shall not vest and will not be payable by ParentCo due to such Change of Control.

(d) The Earn-Out Consideration and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ParentCo Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Consideration is delivered to Sponsor, if any.”

(B).	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the following:

“AMENDMENT TO THE LETTER AGREEMENT

Effective as of the consummation of the transactions contemplated by the BCA, sub-paragraph (a) of paragraph 7 is hereby deleted in its entirety and replaced with the following:

(a) The Sponsor and each Insider agrees that it or he shall not Transfer any Founder Shares (or, for all purposes of this Letter Agreement, shares of Common Stock issuable upon conversion thereof or shares of capital stock for which such Founder Shares may have been exchanged pursuant to the Company’s initial Business Combination) except as follows:

(A) one half of such Founder Shares shall not have any restrictions on Transfer under this Agreement six (6) months following completion of the Company’s initial Business Combination;

(B) twenty five percent (25%) of such Founder Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the daily volume weighted average price (the “VWAP”) of the shares of Common Stock is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period;

(C) the remaining twenty five percent (25%) of such Founders Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period; and

(D) notwithstanding clauses (B) and (C), all Founder Shares shall not have any restrictions on Transfer under this Agreement on the date, if prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, on which the Company (or the successor to the Company pursuant to the Company’s initial Business Combination) undergoes a Change of Control (collectively, the “Founder Shares Lock-up Period”)

Following the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the Sponsor and each Insider shall immediately and, in any event within five (5) business days, forfeit and surrender to the Company (for no consideration), any Founder Shares which shall not have become freely Transferable pursuant to the provisions of clauses (A), (B), (C) or (D) above. For purposes of this paragraph (a), “Change of Control” shall have the meaning specified in that certain Business Combination Agreement, dated as of January 5, 2020, among Nebula Acquisition Corp., Open Lending, LLC, BRP Hold 11, Inc., Nebula Parent Corp., NBLA Merger Sub LLC, NBLA Merger Sub Corp. and certain other persons.”

Section 2. Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. No Founder shall be liable for the breach by any other Founder of this Amendment.

Section 3. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 4. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

NEBULA ACQUISITION CORP.

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Co-Chief Executive Officer

Nebula Parent Corp.

/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: President

OPEN LENDING, LLC

/s/ Ross Jessup
Name: Ross Jessup
Title: CFO, COO and Secretary

[Signature Page to Amendment to Founder Support Agreement]

FOUNDERS:

Nebula Holdings, LLC

By:	/s/ Adam H. Clammer
Name: Adam H. Clammer
Title: Managing Member

Adam H. Clammer

/s/ Adam H. Clammer

James H. Greene, Jr.

/s/ James H. Greene, Jr.

Rufina Adams

/s/ Rufina Adams

David Kerko

/s/ David Kerko

[Signature Page to Amendment to Founder Support Agreement]

James C. Hale

/s/ James C. Hale

Ronald Lamb

/s/ Ronald Lamb

[Signature Page to Amendment to Founder Support Agreement]